UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2016

NorthStar/RXR New York Metro Real Estate, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	333-200617 (Commission File Number)	46-5183321 (I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 29, 2016, NorthStar/RXR New York Metro Real Estate, Inc. (“NorthStar/RXR”), through a subsidiary of its operating partnership, completed a $2.5 million follow-on investment, including closing costs (the “Follow-On”), in 1285 Avenue of the Americas, a 1.8 million square foot Class-A office building located in midtown Manhattan (the “Property”). NorthStar/RXR had previously invested $1.9 million, including closing costs, in the Property in May 2016 (the “Initial Investment”) as part of an approximately $1.65 billion transaction sourced by RXR Realty LLC (“RXR”), NorthStar/RXR’s co-sponsor and affiliate of its sub-advisor. NorthStar/RXR completed the Follow-On by making an additional capital commitment to RXR VAF III 1285 Co-Investor Parallel LP, a Delaware limited partnership (the “Partnership”), which in turn was used to acquire an additional indirect interest in the Property from a fund affiliated with RXR. NorthStar/RXR funded the Follow-On investment using proceeds from its ongoing initial public offering. For more information about the Initial Investment and the Property, please see NorthStar/RXR’s Current Report on Form 8-K filed with the SEC on May 26, 2016, which is incorporated herein by reference.

The Partnership is governed by a limited partnership agreement, dated as of May 20, 2016 (the “LP Agreement”), containing customary terms and conditions, including transfer restrictions. NorthStar/RXR is a limited partner in the Partnership and an affiliate of RXR is the general partner of the Partnership. The foregoing description of the LP Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the LP Agreement that is filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on May 26, 2016, which agreement is incorporated herein by reference.

Safe Harbor Statement

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “will” “expects,” “intends,” or other similar words or expressions. These statements are based on NorthStar/RXR’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; NorthStar/RXR can give no assurance that its expectations will be attained. Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results. Variations of assumptions and results may be material. Factors that could cause actual results to differ materially from NorthStar/RXR’s expectations include, but are not limited to, NorthStar/RXR’s ability to realize the anticipated benefits of the Follow-On, the ability of NorthStar/RXR to transfer and/or sell its interest in the Partnership and/or the Property, if desired, the ability of NorthStar/RXR to achieve its targeted returns, the ability of RXR and its affiliates to successfully manage the Property, the ability of the owners and managers of the Property to comply with the terms of the mortgage debt and mezzanine debt used to acquire the Property, changes in economic conditions generally and the real estate and debt markets specifically, the impact of local economics, the ability to successfully implement an exit strategy, availability of investment opportunities, availability of capital, generally accepted accounting principles, policies and rules applicable to REITs and the factors described in Part I, Item 1A of NorthStar/RXR’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and in its other filings with the Securities and Exchange Commission. The foregoing list of factors is not exhaustive. All forward-looking statements included in this Current Report on Form 8-K are based upon information available to NorthStar/RXR on the date of this report and NorthStar/RXR is under no duty to update any of the forward-looking statements after the date of this report to conform these statements to actual results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar/RXR New York Metro Real Estate, Inc.

Date: January 5, 2017	By:	/s/ Daniel S.J. Drabkin
Daniel S.J. Drabkin
General Counsel and Secretary